Exhibit 10.21

SUBSCRIPTION AGREEMENT

To: The Board of Directors of Larkspur Health Acquisition Corp.

The undersigned hereby subscribes for 21,777 shares of Class B common stock, par value $0.0001 per share (the “Shares”) of Larkspur Health Acquisition Corp, a Delaware corporation (the “Company”). In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $252.49 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	Francis Knuettel II

Address:	116 63rd Street, Apt. 3C
New York, NY 10065

Francis Knuettel II

Signed:	/s/ Francis Knuettel II
Name:	Francis Knuettel II

Dated:	November 4, 2021

Accepted:

Larkspur Health Acquisition Corp.

Signed:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chairman; Chief Executive Officer

Dated:	November 4, 2021